Exhibit 10

GROUP AGREEMENT

This GROUP AGREEMENT is made as of February 9, 2016 (this “Agreement”), by and between (i) Bradley Tirpak (“Mr. Tirpak”) and (ii) Ned Sherwood (“Mr. Sherwood” and, together with Mr. Tirpak, the “Group” and individually a “Group Member”).

WHEREAS, the Group Members are beneficial owners of common stock of Barnwell Industries, Inc., a Delaware corporation (the “Company”); and

WHEREAS, the Group wishes to enter into this Agreement pertaining to their investments in, and activities related to, the Company and its Securities (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Mr. Tirpak represents to Mr. Sherwood that as of the date hereof (i) he is the beneficial owner of 7,770 shares of common stock of the Company and (ii) holds no additional Securities of the Company. Mr. Sherwood represents to Mr. Tirpak that as of the date hereof (i) he is the beneficial owner of 899,622.138 shares of common stock of the Company, and (ii) holds no additional Securities of the Company. “Securities” shall mean equity securities of the Company (including any securities or instruments exchangeable for or convertible into equity securities of the Company), options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company. For purposes of this Agreement “beneficially own” or “beneficial ownership” with respect to any securities shall mean having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. During the term of this Agreement, the Group Members agree to use reasonable efforts to coordinate their activities directly related to (i) their voting of Securities and (ii) public communications made in connection with their investment in Securities. Each Group Member hereby affirms that they have no current intent to engage in a control transaction or any contested solicitation for the election of directors of the Company.

3. Nothing in this Agreement shall restrict any party’s right to purchase or sell Securities, as it deems appropriate, in its sole discretion, provided that all such purchases or sales are made in compliance with all applicable securities laws. Each Group Member retains sole discretion over acquisitions and dispositions of, and voting authority over, the Securities that such Group Member holds or beneficially owns. Each Group Member shall advise the other by 4:30 PM Eastern Time on the date that its ownership of Securities, including any purchases or sales thereof, changes.

4. Each Group Member agrees that any filing with the Securities and Exchange Commission (including without limitation any filing required by Section 13(d), Section 14 or Section 16 of the Exchange Act), press release, white paper, stockholder communication or other public communication proposed to be made or issued by the Group or any of the Group Members in connection with the Group’s activities shall be made or issued with the mutual agreement of Mr. Sherwood and Mr. Tirpak. Each Group Member agrees that any Schedule 13D (including any amendment thereto) under the Exchange Act with respect to the Company

(“Schedule 13D”) shall be filed jointly by the Group Members. Each of the Group Members agrees that it shall be responsible for the completeness and accuracy of the information concerning it contained in any filing pursuant to Section 13(d), Section 14 or Section 16 of the Exchange Act or any filing pursuant to the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, but shall not be responsible for the completeness and accuracy of the information concerning the other contained in such filings, except to the extent that it knows or has reason to believe that such information is inaccurate. In addition, each Group Member agrees to notify the other as promptly as practicable following any other event that may require an amendment to the Schedule 13D.

5. The relationship of the parties pursuant to this Agreement shall be limited to carrying on the activities of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such activities as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification obligation.

6. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

7. This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York. If any provision of this Agreement would be invalid under applicable law, then such provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent. In the event of any dispute among the parties hereto arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

8. Any of the parties may terminate this Agreement and his obligations hereunder, and thereby terminate the group formed hereby, immediately upon written notice to the other parties. This Agreement will automatically terminate on the date that is 30 days after the date that no Group Member beneficially owns any Securities of the Company.

9. Except as otherwise set forth in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither party hereto may assign any of its rights or obligations under this Agreement to any person without the prior written consent of the other party hereto.

10. Mr. Tirpak acknowledges that Gibson, Dunn & Crutcher LLP is acting as legal counsel solely for Mr. Sherwood in connection with the matters contemplated by this Agreement.

11. All costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such cost or expense.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

Bradley Tirpak

/s/ Bradley Tirpak
Name: Bradley Tirpak

Ned Sherwood

/s/ Ned Sherwood
Name: Ned Sherwood